UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015 (May 28, 2015)

NEW YORK MORTGAGE TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue

New York, New York 10016

(Address and zip code of

principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2015 Performance Share Award

On May 28, 2015, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of New York Mortgage Trust, Inc. (the “Company”) approved a performance share award (“PSA”) pursuant to the Company’s 2010 Equity Incentive Plan to Steven R. Mumma, the Company’s Chairman, Chief Executive Officer and President (the “Recipient”). The PSA is a performance-based equity award under which the number of underlying shares of the Company’s common stock that can be earned will generally range from 0% to 200% of the target number of PSA granted, with the target number of PSA granted increased to reflect the value of the reinvestment of any dividends declared on Company common stock during the measurement period (as further described below). The PSA generally will be earned at the end of three years (on April 30, 2018) based on three-year total common stockholder return (“TSR”), as follows:

●	if three-year TSR is less than 33%, then 0% of the target number of PSA will vest;

●	if three-year TSR is greater than or equal to 33% and the TSR is not in the bottom quartile of the identified peer group, then 100% of the target number of PSA will vest;

●	if three-year TSR is greater than or equal to 33% and the TSR is in the top quartile of the identified peer group then 200% of the target number of PSA will vest; and

●	if three-year TSR is greater than or equal to 33% and the TSR is in the bottom quartile of an identified peer group then 50% of the target number of PSA will vest.

Subject to vesting, shares of the Company’s common stock, equal in number to the product of the applicable percentage (0%, 50%, 100% or 200%) times the target number of PSA, will be distributed to the Executive not later than May 15, 2018 (or, if earlier, the date of a Change in Control (as defined in the 2010 Stock Incentive Plan)). The value of any dividends declared during the measurement period will be reflected in the target number of PSA by increasing the target number of PSA granted by an amount corresponding to the incremental number of shares of Company common stock that a stockholder would have acquired during the three-year TSR measurement period had all dividends during that period been reinvested in the Company’s common stock.

If a Change in Control occurs before April 30, 2018, the Recipient will earn the PSA and be entitled to receive shares of Company common stock based on achievement of the TSR objectives set forth above (measured from May 1, 2015 until the control change), pro-rated based on the period from May 1, 2015 until the Change in Control.

The Recipient generally will vest in the earned PSA if employment continues until April 30, 2018 or, if earlier, the date of a Change of Control. A Recipient whose employment ends before April 30, 2018 and before a Change in Control, for a reason other than death, disability, a termination without cause or a resignation with good reason, will forfeit all of the PSA. If the Recipient’s employment ends before April 30, 2018 and before a Change in Control, on account of death or disability, the PSA will remain outstanding and the Recipient (or beneficiary) will receive the number of shares of common stock issuable on account of the TSR performance during the three-year measurement period or until a Change in Control, as applicable. If the Recipient’s employment ends before April 30, 2018 and before a change in control, on account of a termination without cause or a resignation with good reason, the PSA will remain outstanding and the Recipient will receive the number of shares of common stock issuable on account of the TSR performance during the three-year measurement period or a Change in Control, as applicable, but pro-rated for the period of employment on and after May 1, 2015 (or the date of the Change in Control).

The PSA granted on May 28, 2015 consisted of 89,629 shares of common stock and had a grant date fair value of $711,654, which was determined in accordance with FASB Accounting Standards Codification Topic 718 at the time the grant was made and based on the closing sale price of the Company’s common stock on May 28, 2015. The terms of the PSA include, without limitation, provisions relating to forfeiture and mandatory net settlement for income tax withholding purposes, and change-in-control that are set forth in the above-referenced Performance Share Award Agreement and 2010 Stock Incentive Plan, but which are not summarized above.

The terms of the PSA are set forth in the copy of the Performance Share Award Agreement (which is included as Exhibit 10.1 to this Current Report on Form 8-K). The foregoing description of the Performance Share Award Agreement and PSA is not complete and is qualified in its entirety by reference to the entire Performance Share Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Approval of Changes to Incentive Plan for Fiscal Year 2015

On May 28, 2015, the Board, upon the recommendation of the Committee, also reviewed the Company’s 2013 Incentive Compensation Plan (the “Incentive Plan”), a performance-based incentive compensation plan established in 2013 that serves as a means of linking annual incentive compensation both to the Company’s overall performance and to objective and subjective performance criteria that are within the control of the Company’s named executive officers, and approved changes to the performance measures and hurdle requirements under the quantitative component of the Incentive Plan, as well as a changes to the incentive bonus payout structure under the Incentive Plan, all of which is effective under the Incentive Plan for the 2015 fiscal year.

For fiscal year 2015, the amount of the incentive compensation payable under the quantitative component of the Incentive Plan will be based on the average of three company performance measures, adjusted return on equity (“AROE”), total economic return (“TER”) and total common stockholder return (“TSR” and together with AROE and TER, the “Quantitative Company Performance Measure”). The ultimate amount of the payout under the quantitative component of the Incentive Plan will be contingent on the Company exceeding specified return hurdles under the Quantitative Company Performance Measure for the 2015 fiscal year. Previously, the quantitative component had been based solely on AROE.

For purposes of the Incentive Plan for fiscal year 2015:

●

AROE is defined as (A) GAAP net income, as reported in the Company’s annual financial statements for the 2015 fiscal year, excluding unrealized gains and losses related to the consolidated multi-family loans held in securitization trusts, divided by (B) the Company’s annual average GAAP common stockholders’ equity for the 2015 fiscal year, as adjusted to exclude the impact of unrealized gains and losses reported in other comprehensive income on GAAP common stockholders’ equity and cumulative unrealized gains and losses from acquisition date related to the consolidated multi-family loans held in securitization trusts (“Adjusted Stockholders’ Equity”). The Company’s annual average Adjusted Stockholders’ Equity is calculated by averaging our Adjusted Stockholders’ Equity for each of the four quarters in the year, with the respective quarterly amounts calculated by averaging (1) Adjusted Stockholders’ Equity for the previous quarter end and (2) Adjusted Stockholders’ Equity for the current quarter end. In its discretion, the Committee may elect to adjust the average Adjusted Stockholders’ Equity for capital raises that occurred during the measurement period to properly reflect the weighted average amount outstanding during the period.

●

TER is defined as (A) the sum of (i) the Company’s book value per common share at December 31, 2015 and (ii) the aggregate dividends per common share declared by the Company during 2015, divided by (B) the Company’s book value per common share at December 31, 2014.

●

TSR is defined as (A) the sum of (i) the closing per share sales price of the Company’s common stock on December 31, 2015 and (ii) the aggregate dividends per common share declared by the Company during 2015, divided by (B) the closing per share sales price of the Company’s common stock on December 31, 2014.

The following table sets forth the Quantitative Company Performance Measure hurdles and corresponding incentive bonus payouts under the quantitative component of the Incentive Plan for each of the Company’s named executive officers for fiscal year 2015:

Executive	Quantitative Company Performance Measure Hurdle (1)(2)	Payout as a % of Base Salary Upon Achievement of Hurdle(1)
Steven R. Mumma	Less than 8%	0%
	8%	100%
	11%	200%
	14%	300%
	Greater than 14%	300%(3)
Kristine R. Nario	Less than 8%	0%
	8%	50%
	11%	75%
	14%	125%
	Greater than 14%	125%(3)
Nathan R. Reese	Less than 8%	0%
	8%	50%
	11%	100%
	14%	150%
	Greater than 14%	150%(3)

___________________

(1) Payout percentages will be pro-rated based on achievement of average economic measure between specified hurdles. Actual incentive bonus earned under the quantitative component is calculated by multiplying, (i) in the case of Mr. Mumma, 80% by the product of the applicable payout percentage and Mr. Mumma’s base salary, (ii) in the case of Ms. Nario, 25% by the product of the applicable payout percentage and Ms. Nario’s base salary and (iii) in the case of Mr. Reese, 65% by the product of the applicable payout percentage and Mr. Reese’s base salary.

(2) For fiscal year 2013 and 2014, the Incentive Plan provided for hurdle rates of 10% (minimum), 14% (target) and 18% (maximum).

(3) At the discretion of the Committee, payout percentages may exceed the stated payout percentage for achievement of the Quantitative Company Performance Measure in excess of 14%.

As noted above, the Board also modified the incentive bonus payout structure under the Incentive Plan. The following table sets forth the percentage of compensation earned under the Incentive Plan at various payout levels for fiscal year 2015 that will be required to be paid in restricted common stock:

Percentage of Bonus Under Incentive Plan Required to be Paid in Restricted Common Stock(1)

Named Executive Officer	Minimum	Target	Maximum
Steven R. Mumma	25%	38%	50%
Nathan R. Reese	25%	25%	25%
Kristine R. Nario	25%	25%	25%

__________

(1) Shares of restricted stock issued as part of the compensation earned under the Incentive Plan will be issued from the Company’s 2010 Stock Incentive Plan and will vest ratably on an annual basis over a three-year period. The named executive officers may elect, subject to the approval of the Committee, to have a greater percentage of the bonus compensation earned under the Incentive Plan to be paid in restricted common stock. The balance of any bonus compensation payable to a named executive officer for fiscal year 2015 under the Incentive Plan not paid in restricted stock will be paid in cash.

All other terms contained in the Incentive Plan remain unchanged. The foregoing summary of the material changes to the Incentive Plan (effective for fiscal year 2015) is qualified in its entirety by reference to the Incentive Plan (effective for fiscal year 2015), which is being filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

10.1	Performance Share Award Agreement between Steven R. Mumma and New York Mortgage Trust, Inc., dated as of May 28, 2015.
10.2	New York Mortgage Trust, Inc. 2013 Incentive Compensation Plan (effective for fiscal year 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: May 29, 2015	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit	Description

10.1	Performance Share Award Agreement between Steven R. Mumma and New York Mortgage Trust, Inc., dated as of May 28, 2015.

10.2	New York Mortgage Trust, Inc. 2013 Incentive Compensation Plan (effective for fiscal year 2015).